UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported) June 5, 2019

GTx, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	000-50549	62-1715807
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

17 W Pontotoc Ave. Suite 100 Memphis, Tennessee	38103
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (901) 523-9700

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	GTXI	The Nasdaq Stock Market, LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.07	Submission of Matters to a Vote of Security Holders.

On June 5, 2019, GTx, Inc. (the “Company” or “GTx”) held its Special Meeting of Stockholders (the “Special Meeting”). The following is a brief description of each matter submitted to a vote at the Special Meeting on June 5, 2019, as well as the number of votes cast for, withheld or against, the number of abstentions and the number of broker non-votes with respect to each matter, as applicable. For more information about these proposals, please refer to the Company’s proxy statement/prospectus/information statement filed with the Securities and Exchange Commission on May 8, 2019.

The number of shares of common stock entitled to vote at the Special Meeting was 24,051,844. The number of shares of common stock present or represented by valid proxy at the Special Meeting was 13,549,035. All matters submitted to a binding vote of stockholders at the Special Meeting were approved as described below.

Proposal No. 1:

Stockholders approved the Agreement and Plan of Merger and Reorganization, dated March 6, 2019, as of March 6, 2019, by and among GTx, Grizzly Merger Sub, Inc. (“Merger Sub), and Oncternal Therapeutics, Inc. (“Oncternal), as amended by Amendment No. 1 to Agreement and Plan of Merger and Reorganization dated April 30, 2019 (the “Merger Agreement, a copy of which is attached as Annex A to the proxy statement/prospectus/information statement, and the transactions contemplated thereby, including the merger, the issuance of shares of GTx common stock to Oncternal’s stockholders pursuant to the terms of the Merger Agreement and the change of control resulting from the merger. The results of the voting included 13,482,573 votes for, 47,161 votes against, 19,301 votes abstained and 0 broker non-votes.

Proposal No. 2:

Stockholders approved a series of alternative amendments to the restated certificate of incorporation of GTx to effect a reverse stock split of GTx’s common stock, within a range, as determined by GTx’s board of directors, of one new share for every six to eight (or any number in between) shares outstanding reverse stock split of GTx common stock, in the form attached as Annex D to this proxy statement/prospectus/information statement. The results of the voting included 13,295,875 votes for, 225,111 votes against, 28,049 votes abstained and 0 broker non-votes.

Proposal No. 3:

Stockholders approved an amendment to the restated articles of incorporation of GTx to change the corporate name of GTx from “GTx, Inc.” to “Oncternal Therapeutics, Inc.” in the form attached as Annex E to the proxy statement/prospectus/information statement. The results of the voting included 13,459,846 votes for, 59,348 votes against, 29,841 votes abstained and 0 broker non-votes.

Proposal No. 4:

Stockholders approved the adoption of the GTx, Inc. 2019 Incentive Award Plan in the form attached as Annex F to the proxy statement/prospectus/information statement. The results of the voting included 12,604,132 votes for, 851,257 votes against, 93,646 votes abstained and 0 broker non-votes.

Proposal No. 5:

Stockholders approved on a nonbinding, advisory basis, the compensation that will be paid or may become payable to GTx’s named executive officers in connection with the merger. The results of the voting included 13,198,845 votes for, 236,564 votes against, 113,626 votes abstained and 0 broker non-votes.

Proposal No. 6:

Stockholders approved an adjournment of the GTx special meeting, if necessary, to solicit additional proxies if there are not sufficient votes in favor of Proposal Nos. 1 or 2. The results of the voting included 12,915,826 votes for, 607,665 votes against, 25,544 votes abstained and 0 broker non-votes.

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Additional Information about the Proposed Merger and Where to Find It

In connection with the proposed Merger, GTx has filed relevant materials with the SEC, including a Registration Statement on Form S-4 containing the Joint Proxy Statement that was first mailed to GTx’s and Oncternal’s stockholders on or about May 10, 2019 and filed with the SEC on May 8, 2019. Investors and security holders of GTx and Oncternal are urged to read the Joint Proxy Statement and other materials filed or that will be filed with the SEC because they contain or will contain important information about GTx, Oncternal and the Merger. The Joint Proxy Statement and other relevant materials (when they become available), and any other documents filed by GTx with the SEC, may be obtained free of charge at the SEC web site at www.sec.gov. In addition, investors and security holders may obtain free copies of the documents filed with the SEC by GTx by directing a written request to: GTx, Inc., 17 W Pontotoc Ave., Suite 100, Memphis TN 38103, Attention: Corporate Secretary. Investors and security holders are urged to read the Joint Proxy Statement and other relevant materials when they become available before making any investment decision with respect to the Merger.

This communication shall not constitute an offer to sell or the solicitation of an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. No offering of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GTx, Inc.

Date: June 5, 2019	By:	/s/ Henry Doggrell
Name: Henry Doggrell
Title: Vice President, Chief Legal Officer and Secretary